For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces First Quarter 2023 Results

Wins Hilton Development Award for Home2 Suites Woodland Hills Warner Center

WEST PALM BEACH, Fla., May 4, 2023 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the first quarter ended March 31, 2023.

First Quarter 2023 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 28 percent to $116 compared to the 2022 first quarter. Average daily rate (ADR) accelerated 14 percent to $169, and occupancy jumped 13 percent to 69 percent for the 39 hotels owned as of March 31, 2023.
▪RevPAR of $116 compares to $124 in 2019. ADR is up 3 percent to 2019.
▪Excluding Silicon Valley, RevPAR was up 0.2 percent versus the 2019 first quarter.
•Net Loss – Incurred a $5.0 million net loss compared to a net loss of $9.7 million in the 2022 first quarter. Net loss per diluted common share was $(0.14) versus net loss per diluted common share of $(0.23) for the same period last year.
•Hotel EBITDA Margin – Improved margins to 31 percent in the 2023 first quarter compared to 2022 first quarter margins of 29 percent.
•Adjusted EBITDA – Advanced 34 percent to $17.8 million from $13.3 million in the 2022 first quarter.
•Adjusted FFO – Jumped 123 percent from $3.5 million in the 2022 first quarter to adjusted FFO of $7.9 million this year. Adjusted FFO per diluted share was $0.16, compared to $0.07 in the 2022 first quarter.
•Debt Repayments – Repaid in full three mortgages with outstanding principal of $73 million and a weighted average interest rate of 8.0 percent with available cash and proceeds from its newly issued term loan that currently carries an interest rate of 6.2 percent. On May 6, 2023, Chatham will repay another $16 million maturing mortgage.
•Hilton Development Award Winner – Received a prestigious development award from Hilton for its Home2 Suites Woodland Hills Warner Center that opened in 2022.

The following chart summarizes the consolidated financial results for the three months ended March 31, 2023, and 2022, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(5.0)	$(9.7)
Diluted net loss per common share	$(0.14)	$(0.23)
GOP Margin	40%	38%
Hotel EBITDA Margin	31%	29%
Adjusted EBITDA	$17.8	$13.3
AFFO	$7.9	$3.5
AFFO per diluted share	$0.16	$0.07
Dividends per common share	$0.07	$—

Jeffrey H. Fisher, Chatham’s president and chief executive officer, highlighted, “Our portfolio’s overall operating performance in the first quarter was strong with RevPAR growth of 28 percent driving adjusted EBITDA and FFO per share growth of 34 percent and 121 percent, respectively. Hotel EBITDA margins were up meaningfully over the 2022 first quarter.

“Our first quarter RevPAR growth of 28 percent significantly outperformed the industry's 17 percent, a trend that should continue as the business traveler steadily recovers, especially in our tech driven markets, and our limited exposure to Covid-related booming leisure markets. Excluding our four Silicon Valley hotels, relative to 2019, RevPAR was up slightly during the quarter. Silicon Valley continues to slowly recover, but the remainder of the portfolio is performing extremely well. Versus 2019, March and April 2023 RevPAR excluding the four Silicon Valley hotels was up 16 percent and 3 percent, respectively,” Fisher emphasized.

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the hotels owned as of March 31, 2023, compared to the 2022 and 2019 first quarter:

	Q1 2023 RevPAR	Q1 2022 RevPAR	Q1 2019 RevPAR
Occupancy	69%	61%	76%
ADR	$169	$149	$163
RevPAR	$116	$90	$124

The below chart summarizes RevPAR statistics by month for the company’s hotels:

	January	February	March	April
Occupancy – 2023	59%	70%	77%	77%
ADR – 2023	$156	$169	$178	$179
RevPAR – 2023	$ 93	$118	$137	$138
RevPAR – 2022	$ 67	$91	$112	$123
% Change in RevPAR vs. prior year	37%	30%	22%	12%
% Change in RevPAR vs. 2019	(12)%	(5)%	(4)%	(2)%

Fisher added, “Relative to 2019, our portfolio is improving steadily, and that is attributable to the domestic business traveler as well as improved international travel due to loosening restrictions on entering the United States and obtaining work visas. Versus 2019, weekday occupancy in the first quarter improved each month of 2023 and was 69 percent for the entire first quarter. Weekday ADR was up approximately 17 percent versus last year and only down approximately 1 percent versus 2019, an encouraging pattern given the first quarter historically is our slowest of the year. Weekend RevPAR remained strong as it was up approximately 9 percent in the quarter versus 2019."

RevPAR performance for Chatham’s largest markets comprise 68 percent of trailing twelve-month hotel EBITDA (based on EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q1 2023 RevPAR	Change vs. Q1 2022	Q1 2022 RevPAR	Q1 2019 RevPAR
39 - Hotel Portfolio		$116	28%	$90	$124
Silicon Valley	16%	$114	59%	$71	$183
Coastal Northeast	9%	$93	29%	$72	$88
Los Angeles	9%	$151	39%	$109	$161
Washington, D.C.	7%	$120	39%	$87	$128
San Diego	6%	$187	43%	$130	$172
Greater New York	6%	$116	7%	$109	$125
Austin	6%	$135	25%	$109	$130
Dallas	5%	$114	35%	$84	$98
Seattle	4%	$75	17%	$64	$115

“With most of our largest markets more reliant on the gradually recovering business travel segment, all but three of our largest markets produced RevPAR growth in excess of our portfolio average," stated Dennis Craven, Chatham's chief operating officer. "Our largest market, Silicon Valley, was up $43, or 59 percent, over the 2022 first quarter but remains well below 2019 levels. Slower return to office policies, layoffs and less international travel are contributors to the slower recovery. Having said that, we are starting to see broadening corporate demand from many companies that were not producing last year which is promising. Additionally, international deplanements into San Francisco and San Jose have improved to their highest levels since the pandemic, though still off approximately 16 percent versus 2019. These international travelers are typically longer stay guests which is more beneficial for us. Weekday occupancy was approximately 68 percent in the first quarter, up 24 percent over the first quarter last year.”

Approximately 64 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 61 percent. First quarter 2023 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	HGI (4)	Courtyard (4)	Hampton Inn (3)
% of LTM EBITDA	48%	11%	9%	8%	7%
Occupancy – 2023	68%	71%	63%	71%	67%
ADR – 2023	$187	$150	$165	$155	$139
RevPAR – 2023	$127	$107	$103	$110	$93
RevPAR – 2022	$98	$91	$82	$87	$77
% Change in RevPAR	30%	17%	25%	27%	21%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended March 31, 2023, and 2022. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q1 2023	Q1 2022
RevPAR	$116	$90
Gross operating profit	$26.8	$20.9
Hotel EBITDA	$20.7	$15.9
GOP margin	40%	38%
Hotel EBITDA margin	31%	29%

Craven concluded, "Our operating and hotel EBITDA margins rose approximately 200 basis points in the quarter as we generated flow-through on incremental revenue of approximately 46 percent year-over-year. Efficiencies due to lower overall headcount, as well as lower utility costs, were the primary drivers of the margin improvement.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended March 31, 2023, and 2022. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter), as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q1 2023	Q1 2022
RevPAR	$116	$90
Hotel EBITDA	$20.7	$15.9
Corporate EBITDA	$17.8	$13.3
Debt Service & Preferred	$(10.2)	$(10.5)
Cash flow before CapEx	$7.6	$2.8

Hotel Investments

During the 2023 first quarter, the company incurred capital expenditures of $8.1 million. Chatham substantially completed renovations on the Residence Inns in Holtsville and White Plains, N.Y., and the Residence Inn Washington, D.C. Chatham’s 2023 capital expenditure budget is approximately $30.6 million. No renovations are planned for the 2023 second quarter.

Capital Markets & Capital Structure

During the first quarter, Chatham repaid maturing debt of approximately $73 million using available cash and proceeds under its term loan. Chatham has $77 million of debt maturing in the next twelve months and will be repaying a $16 million maturing mortgage on May 5, 2023.

As of March 31, 2023, the company had net debt of $447.2 million (total consolidated debt less unrestricted cash). Total debt outstanding as of March 31, 2023, was $469.7 million at an average interest rate of 4.9 percent, comprised of $394.7 million of fixed-rate mortgage debt at an average interest rate of 4.6 percent, $75 million outstanding on its term loan at a rate of 6.2% and nothing outstanding on the company's $260 million senior unsecured revolving credit facility. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 27 percent on March 31, 2023.

"Our balance sheet is in great shape as we paid off a meaningful amount of debt in the first quarter and have the financial flexibility to enhance shareholder value by executing acquisitions and refinancing upcoming maturities at the right time," remarked Jeremy Wegner, Chatham's chief financial officer.

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share as well as a common share dividend of $0.07 per share, payable on April 17, 2023, to shareholders of record as of March 31, 2023.

2023 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its first quarter 2023 conference call later today at 1:00 p.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, May 11, 2023 by dialing 1-844-512-2921, reference number 13737921. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,915 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a First-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form

10-K for the year ended December 31, 2022, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets:
Investment in hotel properties, net	$1,258,002	$1,264,252
Cash and cash equivalents	22,473	26,274
Restricted cash	13,277	18,879
Right of use asset, net	19,120	19,297
Hotel receivables (net of allowance for doubtful accounts of $353 and $344, respectively)	4,547	5,178
Deferred costs, net	4,805	6,428
Prepaid expenses and other assets	9,632	3,430
Total assets	$1,331,856	$1,343,738
Liabilities and Equity:
Mortgage debt, net	$394,406	$430,553
Revolving credit facility	—	—
Construction loan	—	39,331
Unsecured term loan, net	74,341	—
Accounts payable and accrued expenses	26,616	28,528
Lease liability, net	21,953	22,108
Distributions payable	5,284	5,221
Total liabilities	522,600	525,741
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,855,155 and 48,808,105 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	488	488
Additional paid-in capital	1,047,095	1,047,023
Accumulated deficit	(262,921)	(252,665)
Total shareholders’ equity	784,710	794,894
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	24,546	23,103
Total equity	809,256	817,997
Total liabilities and equity	$1,331,856	$1,343,738

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2023	2022
Revenue:
Room	$61,671	$50,164
Food and beverage	2,087	1,415
Other	3,491	2,980
Reimbursable costs from related parties	365	326
Total revenue	67,614	54,885
Expenses:
Hotel operating expenses:
Room	14,117	11,594
Food and beverage	1,557	1,047
Telephone	362	402
Other hotel operating	914	732
General and administrative	6,805	5,350
Franchise and marketing fees	5,341	4,408
Advertising and promotions	1,515	1,189
Utilities	3,151	2,888
Repairs and maintenance	3,730	3,445
Management fees	2,287	1,918
Insurance	699	710
Total hotel operating expenses	40,478	33,683
Depreciation and amortization	14,258	15,036
Property taxes, ground rent and insurance	6,105	4,958
General and administrative	4,341	3,942
Other charges	—	250
Reimbursable costs from related parties	365	326
Total operating expenses	65,547	58,195
Operating income (loss)	2,067	(3,310)
Interest and other income	20	—
Interest expense, including amortization of deferred fees	(6,438)	(6,389)
Loss on early extinguishment of debt	(691)	—
Loss before income tax expense	(5,042)	(9,699)
Income tax expense	—	—
Net loss	(5,042)	(9,699)
Net loss attributable to noncontrolling interests	193	253
Net loss attributable to Chatham Lodging Trust	(4,849)	(9,446)
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shareholders	$(6,836)	$(11,433)
Loss per common share - basic:
Net loss attributable to common shareholders	$(0.14)	$(0.23)
Loss per common share - diluted:
Net loss attributable to common shareholders	$(0.14)	$(0.23)
Weighted average number of common shares outstanding:
Basic	48,838,742	48,787,519
Diluted	48,838,742	48,787,519
Distributions declared per common share:	$0.07	$—

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2023	2022
Funds From Operations (“FFO”):
Net loss	$(5,042)	$(9,699)
Preferred dividends	(1,987)	(1,987)
Net loss attributable to common shares and common units	(7,029)	(11,686)
Depreciation	14,204	14,970
FFO attributable to common share and unit holders	7,175	3,284
Other charges	—	250
Loss on early extinguishment of debt	691	—
Adjusted FFO attributable to common share and unit holders	$7,866	$3,534
Weighted average number of common shares and units
Basic	50,181,826	49,845,825
Diluted	50,310,638	50,042,723

	For the three months ended
	March 31,
	2023	2022
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(5,042)	$(9,699)
Interest expense	6,438	6,389
Depreciation and amortization	14,258	15,036
EBITDA	15,654	11,726
EBITDAre	15,654	11,726
Other charges	—	250
Loss on early extinguishment of debt	691	—
Share based compensation	1,452	1,294
Adjusted EBITDA	$17,797	$13,270

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2023	2022

Net loss		$(5,042)	$(9,699)
Add:	Interest expense	6,438	6,389
	Depreciation and amortization	14,258	15,036
	Corporate general and administrative	4,341	3,942
	Other charges	—	250
	Loss on early extinguishment of debt	691	—
Less:	Interest and other income	(20)	—
	Adjusted Hotel EBITDA	$20,666	$15,918